SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                        Securities Exchange Act of 1934.

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                               CORNERSTONE BANCORP
                (Name of Registrant as Specified In Its Charter)



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                               CORNERSTONE BANCORP

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS


TO OUR SHAREHOLDERS:

NOTICE IS HEREBY GIVEN THAT the 2008 Annual Meeting of the Shareholders of Cornerstone Bancorp will be held at the offices of Cornerstone National Bank, 1670 East Main Street, Easley, South Carolina, on May 13, 2008, at 4:00 p.m., for the following purposes:

     (1)  To elect four directors to each serve a three year term;

     (2) To act upon other such matters as may properly come before the meeting or any adjournment thereof.

         Only shareholders of record at the close of business on March 28, 2008, are entitled to notice of and to vote at the meeting. In order that the meeting can be held, and a maximum number of shares can be voted, whether or not you plan to be present at the meeting in person, please fill in, date, sign and promptly return the enclosed form of proxy.

         Returning the signed proxy will not prevent a record owner of shares from voting in person at the meeting.

         Included is the Company's 2008 Proxy Statement. Also included is the Company's 2007Annual Report to Shareholders.

                                     By Order of the Board of Directors



April 9, 2008                       J. Rodger Anthony
                                    President and Chief Executive Officer

                               CORNERSTONE BANCORP
                              1670 East Main Street
                          Easley, South Carolina 29640
                                 (864) 306-1444

                                 PROXY STATEMENT

         We are providing this proxy statement in connection with the solicitation of proxies by the Board of Directors of Cornerstone Bancorp for use at the Annual Meeting of Shareholders to be held at 4:00 p.m. on May 13, 2008, at the offices of Cornerstone National Bank, 1670 East Main Street, Easley, South Carolina. Throughout this Proxy Statement, we use terms such as "we", "us", "our" and "our Company" to refer to Cornerstone Bancorp and terms such as "you" and "your" to refer to our shareholders.

         A Notice of Annual Meeting is attached to this Proxy Statement, and a form of proxy is enclosed. We first began mailing this proxy statement to our shareholders on or about April 9, 2008. We are paying the costs of this solicitation. The only method of solicitation we plan to use, other than this proxy statement, is personal contact, including contact by telephone or other electronic means, by our directors and regular employees who will not be specially compensated for their efforts.

                                  ANNUAL REPORT

         The Annual Report to Shareholders covering our fiscal year ended December 31, 2007, including financial statements, is enclosed. Such Annual Report to Shareholders does not form any part of the material for the solicitation of proxies.

                                VOTING PROCEDURES

Voting

         If you hold your shares of record in your own name you can vote your shares by marking the enclosed proxy form, dating it, signing it, and returning it to us in the enclosed postage-paid envelope. If you are a shareholder of record, you can also attend the Annual Meeting and vote in person. If you hold your shares in street name with a broker or other nominee you can direct their vote by submitting voting instructions to the broker or nominee in accordance with the procedure on the voting card provided by the broker or nominee. If you hold your shares in street name you may attend the Annual Meeting, but you may not vote in person without a proxy appointment from a shareholder of record.

Revocation of Proxy

         If you are a record shareholder and execute and deliver a proxy, you have the right to revoke it at any time before it is voted. You may revoke the proxy by delivering to Jennifer M. Champagne, Chief Financial Officer, Cornerstone Bancorp, 1670 East Main Street, Easley, South Carolina 29640, or by mailing to Ms. Champagne at Post Office Box 428, Easley, South Carolina 29641, an instrument which by its terms revokes the proxy. You may also revoke the proxy by delivering or mailing to us a duly executed proxy bearing a later date. Written notice of revocation of a proxy or delivery of a later dated proxy will be effective when we receive it. Your attendance at the Annual Meeting will not in itself constitute revocation of a proxy. However, if you are a record shareholder and you desire to do so, you may attend the meeting and vote in person in which case the proxy will not be used. If you hold your shares in street name with a broker or other nominee you may change or revoke your proxy instructions by submitting new voting instructions to the broker or other nominee.

Quorum and Voting

         At the close of business on March 28, 2008, there were outstanding 1,991,565 shares of our common stock (no par value). Each share outstanding will be entitled to one vote upon each matter submitted at the meeting. You are only entitled to notice of and to vote at the meeting if you were a stockholder of record at the close of business on March 28, 2008 (the "Record Date").

         A majority of the shares entitled to be voted at the annual meeting constitutes a quorum. If a share is represented for any purpose at the annual meeting by the presence of the registered owner or a person holding a valid proxy for the registered owner, it is deemed to be present for purposes of establishing a quorum. Therefore, valid proxies which are marked "Abstain" or "Withhold" and shares that are not voted, including proxies submitted by brokers that are the record owners of shares (so-called "broker non-votes"), will be included in determining the number of votes present or represented at the annual meeting. If a quorum is not present or represented at the meeting, shareholders entitled to vote, present in person or represented by proxy, have the power to adjourn the meeting from time to time. If the meeting is to be reconvened within thirty days, no notice of the reconvened meeting will be given other than an announcement at the adjourned meeting. If the meeting is to be adjourned for thirty days or more, notice of the reconvened meeting will be given as provided in the Bylaws. At any reconvened meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the meeting as originally noticed.

         If a quorum is present at the Annual Meeting, directors will be elected by a plurality of the votes cast by shares present and entitled to vote at the annual meeting. "Plurality" means that, if there were more nominees than positions to be filled, the individuals who receive the largest number of votes cast for the positions to be filled will be elected as directors. Because the number of nominees for election at the 2008 Annual Meeting is the same as the number of positions to be filled, we expect that all four of the Board of Directors' nominees will be elected. Cumulative voting is not permitted. Votes that are withheld or that are not voted in the election of directors will have no effect on the outcome of election of directors. If a quorum is present, all other matters that may be considered and acted upon at the Annual Meeting will be approved if the number of shares of Common Stock voted in favor of the matter exceeds the number of shares of Common Stock voted against the matter.

Actions to be taken by the Proxies

         The persons named as proxies were selected by our Board of Directors. When the form of proxy enclosed is properly executed and returned, the shares that it represents will be voted at the meeting. Unless the record shareholder specifies otherwise, each proxy will be voted "FOR" the election of the persons named in this Proxy Statement as the Board of Directors' nominees for election to the Board of Directors. In each case where the record shareholder has appropriately specified how the proxy is to be voted, it will be voted in accordance with such specifications. Our Board of Directors is not aware of any other matters that may be presented for action at the Annual Meeting of Shareholders, but if other matters do properly come before the meeting, the persons named in the proxy intend to vote on such matters in accordance with their best judgment.

                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

         The number of shares owned and the percentage of outstanding common stock such number represents at March 1, 2008, for all of our directors, nominees and the executive officers named in the Summary Compensation Table and for all persons who are currently beneficial owners of 5% or more of our common stock is set forth below.

Name of Beneficial Owner                            Amount and Nature of                    % of Class
(and Address of 5% Owners)                        Beneficial Ownership (1)
-------------------------------------------    --------------------------------   -------------------------------
J. Rodger Anthony (1)                                     85,630                             4.28%
Walter L. Brooks (2)                                      26,350                             1.32
Jennifer M. Champagne(3)                                   7,498                             0.38
T. Edward Childress, III(4)                              192,461                             9.70
    100 McAlister Lake Drive
    Easley, South Carolina 29642
Ben L. Garvin(5)                                          43,380                             2.18
J. Bruce Gaston (6)                                       49,956                             2.50
Susan S. Jolly (7)                                        17,855                             0.90
S. Ervin Hendricks, Jr. (8)                               61,204                             3.07
Joe E. Hooper(9)                                          73,286                             3.67
Robert R. Spearman (10)                                   16,597                             0.83
John M. Warren, Jr., M.D. (11)                            33,476                             1.68
George I. Wike, Jr. (12)                                 188,919                             9.51
    P. O. Box 98 Tigerville, South Carolina
All directors and executive
officers as a group (11 persons) (13)                    796,611                            38.83%

--------------------
Except as otherwise indicated, to the knowledge of management, all shares are owned directly with sole voting power.

(1) Includes 4,901 shares owned by Mr. Anthony's wife; and 15,482 shares subject to currently exercisable options.
(2) Includes 11,277 shares owned by a partnership in which Mr. Brooks is a partner; 3,083 shares owned by Mr. Brooks' wife; and 11,283 shares subject to currently exercisable options.
(3)  Includes 4,461 shares subject to currently exercisable options.
(4) Includes 3,542 shares owned by Mr. Childress' wife; and 554 shares subject to currently exercisable options.
(5)  Includes 8,396 shares subject to currently exercisable options.
(6)  Includes 11,283 shares subject to currently exercisable options.
(7)  Includes 4,461 shares subject to currently exercisable options.
(8)  Includes 11,283 shares subject to currently exercisable options.
(9)  Includes 11,283 shares subject to currently exercisable options.
(10) Includes 11,283 shares subject to currently exercisable options.
(11) Includes 4,197 shares subject to currently exercisable options.
(12) Includes 40,851 shares owned by Mr. Wike's wife; and 4,197 shares subject to currently exercisable options.
(13) Includes 93,072 shares subject to currently exercisable options.

                              ELECTION OF DIRECTORS

         At the Annual Meeting, four directors have been nominated for election to hold office for terms of three years, their terms expiring at the 2011 Annual Meeting of Shareholders. Our directors serve until the end of their terms or until their successors are duly elected and qualified. The Board has nominated Jennifer M. Champagne, Susan S. Jolly, J. Bruce Gaston and S. Ervin Hendricks, Jr. to each serve a three year term. Each nominee, except Mrs. Jolly, is currently one of our directors. Mrs. Jolly has been nominated to fill the seat vacated by Mr. Ben L. Garvin, who retired as President of Cornerstone National Bank and as our director on March 31, 2008. Mrs. Jolly is currently an officer and director of Cornerstone National Bank, and was recommended for election to our Board by our Chief Executive Officer. Any other nominations must be made in writing and given to our Secretary in accordance with the procedures set forth below under "Governance Matters - Director Nomination Process."

         The persons named in the enclosed form of proxy intend to vote for the election as directors of Messrs. Gaston, Hendricks, and Mrs. Jolly and Mrs. Champagne. Unless a contrary specification is indicated, the enclosed form of proxy will be voted FOR such nominees. In the event that any such nominee is not available by reason of any unforeseen contingency, the persons acting under the proxy intend to vote for the election, in his stead, of such other person as our Board of Directors may recommend. Our Board of Directors has no reason to believe that any of the nominees will be unable or unwilling to serve if elected.

                            MANAGEMENT OF THE COMPANY

Directors

         The table below shows, as to each director and nominee, his or her name, age, positions held with us and principal occupation for the past five years and the period during which he has served as one of our directors.



Name                           Age                  Principal Occupation                    Director Since
----                           ---                  --------------------                    --------------

              Nominees for the Board of Directors whose terms of office will continue until our
                                    Annual Meeting of Shareholders in 2011


Jennifer M. Champagne          40    Our Senior Vice President and Chief Financial               2006
                                     Officer since October 2002; Senior Manager,
                                     Elliott Davis, LLC (registered public accounting
                                     firm) from August 2000 to October 2002; certified
                                     public accountant.



                                       3

Susan S. Jolly                 48    Senior Vice President and Senior Lender of our                -
                                     Bank since 1999; Vice President and Commercial
                                     Lender, Carolina First Bank 1998-1999; Vice
                                     President and Commercial Lender First National
                                     Bank of Pickens County 1991-1998.

J. Bruce Gaston                51    Certified Public Accountant.                                1999

S. Ervin Hendricks, Jr.        65    President and Co-owner, Nu-Life Environmental,              1999
                                     Inc., Easley, SC; President and Owner of Advance
                                     Machine Works since 1995.

        Directors whose terms of office will continue until our Annual Meeting of Shareholders in 2010


J. Rodger Anthony              62    Our President and Chief Executive Officer since             1999
                                     1999; Chairman and Chief Executive Officer of the
                                     Bank since 1999; Chief Executive Officer, First
                                     National Bank of Pickens County, Easley, SC, 1996
                                     to 1998.

Walter L. Brooks               80    President, G&B Enterprises (real estate ownership)          1999
                                     and Pullet Growing.

T. Edward Childress, III       62    Registered pharmacist and shareholder of Health             1999
                                     Management Resources, Inc., and long term care
                                     facility owner; Chairman Cornerstone Bancorp since
                                     1999.

        Directors whose terms of office will continue until our Annual Meeting of Shareholders in 2009

Joe E. Hooper                  69    President, Pride Mechanical and Fabrication                 1999
                                     Company, Inc.

Robert R. Spearman             68    Real estate agent, retired surveyor.                        1999

John M. Warren, Jr., M.D.      58    Physician, Easley OB-GYN Associates, P.A.                   1999

George I. Wike, Jr.            63    Investor; retired Optometrist.                              1999


         None of our principal executive officers nor any director nominees are related by blood, marriage or adoption in the degree of first cousin or closer.

Executive Officers

         J. Rodger Anthony is our President and Chief Executive Officer and Jennifer M. Champagne is our Senior Vice President and Chief Financial Officer. The age and business experience of Mr. Anthony and Ms. Champagne are set forth in the table above.

                               GOVERNANCE MATTERS

Director Independence

         Our Board of  Directors  has  determined  that none of Messrs.  Brooks,
Childress, Hooper, Spearman, Warren, Wike, Gaston or Hendricks has a relationship which, in the opinion of our Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, and that each such director is independent as defined in The Nasdaq Stock Market Marketplace Rules, as modified or supplemented (the "Nasdaq Rules"). As disclosed under "Certain Relationships and Related Transactions" some of our independent directors and some of their affiliates have loan and deposit relationships with our Bank. These relationships are not considered by our Board to compromise their independence.

Meetings of the Board of Directors and Director Attendance at the Annual Meeting of Shareholders

         During the last full fiscal year, ending December 31, 2007, our Board of Directors met seven times, including regular and special meetings. No director attended fewer than 75% of the total number of meetings of the Board of Directors and committees of which he was a member. We encourage, but do not require, directors to attend the Annual Meeting of Shareholders. All directors except Mr. Hendricks attended the Annual Meeting of Shareholders in 2007. The majority of members of our Board of Directors are also members of the Board of Directors of the Bank.

Committees of the Board of Directors

         Nominating Committee

         Our Board of Directors does not have a separate nominating committee. Rather, our entire Board of Directors acts as nominating committee. Based on our size, the small geographic area in which we do business and the desirability of directors' being a part of the communities we serve and familiar with our customers, our Board of Directors does not believe we would derive any significant benefit from a separate nominating committee. The members of our Board of Directors are not all independent as defined in the Nasdaq Rules. We do not have a Nominating Committee charter.

         Audit Committee

         We have a separately-designated standing Audit Committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934. The Audit Committee is responsible for seeing that audits of our Company are conducted annually. An independent registered public accounting firm is employed for that purpose by the Board of Directors upon recommendation of the Audit Committee. Reports on these audits are reviewed by the Committee upon receipt and a report thereon is made to the Board at its next meeting. The Audit Committee is comprised of Messrs. Gaston, Hooper, Hendricks, Spearman and Wike, each of whom is independent as defined in the Nasdaq Rules. The Audit Committee met five times in 2007. The Audit Committee operates pursuant to a written charter, a copy of which was attached to our 2007 Proxy Statement.

         Human Resources Committee

         The Human Resources Committee is responsible for recruiting senior level management personnel as well as for recommending the compensation and benefits of such persons. The Human Resources Committee reviews our compensation policies and recommends to the Board the compensation levels and compensation programs for executive officers and directors. The ultimate decisions about compensation levels and compensation programs are made by our full Board, which may accept or reject the recommendations of the Committee. The Human Resources Committee may not delegate its authority to make recommendations to any other person or persons. However, the Committee does delegate responsibility for administering parts of our compensation programs to our Chief Financial Officer and our Human Resources Department. Our Chief Executive Officer makes recommendations relating to the elements and amounts of his compensation and that of the other executive officers, as well as recommendations with respect to the elements and amounts of director compensation. The Committee may take these recommendations into consideration in its deliberations. Neither the Committee nor management uses compensation consultants to determine or recommend the amount or form of executive officer or director compensation. The Human Resources Committee is comprised of Messrs. Childress, Wike, Warren and Brooks, each of whom is independent as defined in the Nasdaq Rules. The Human Resources Committee met once in 2007. The Human Resources Committee does not have a charter.

Director Nomination Process

         In recommending director candidates, the Board takes into consideration such factors as it deems appropriate based on our current needs. These factors may include diversity, age, skills such as understanding of banking and general finance, decision-making ability, inter-personal skills, experience with businesses and other organizations of comparable size, community activities and relationships, and the interrelationship between the candidate's experience and business background, and other Board members' experience and business background, as well as the candidate's ability to devote the required time and effort to serve on the Board.

         The Board will consider for nomination by the Board director candidates shareholders recommend if you comply with the following requirements. If you wish to recommend a director candidate to the Board for consideration as a Board of Directors' nominee, you must submit in writing to the Board the recommended candidate's name, a brief resume setting forth the recommended candidate's business and educational background and qualifications for service, and a notarized consent signed by the recommended candidate stating the recommended candidate's willingness to be nominated and to serve. This information must be delivered to our Chairman at our address and must be received no later than January 15 in any year for such person to be considered as a potential Board of Directors' nominee at the Annual Meeting of Shareholders for that year. The Board may request further information if it determines a potential candidate may be an appropriate nominee. Director candidates you recommend that comply with these requirements will receive the same consideration that the committee's candidates receive.

         Director candidates you recommend will not be considered for recommendation by the Board as potential Board of Directors' nominees if your recommendations are received later than January 15 in any year. A shareholder may also personally nominate director candidates for election at the annual meeting, but no person who is not already a director may be elected at an annual meeting of shareholders unless that person is nominated in writing not less than 90 days prior to the meeting. Such nominations, other than those made by or on behalf of our existing management, must be made in writing and must be delivered or mailed to our President, not less than 90 days prior to any meeting of Shareholders called for the election of Directors. Such notification must contain the following information to the extent known to the notifying shareholder: (a) the name and address of each proposed nominee; (b) the principal occupation of each proposed nominee; (c) the total number of shares of our capital stock that will be voted for each proposed nominee; (d) the name and residence address of the notifying shareholder; and (e) the number of shares of our capital stock owned by the notifying shareholder. The presiding officer of the meeting may disregard nominations not made in accordance with these requirements, and upon his instructions, the vote tellers shall disregard all votes cast for each such nominee.

Shareholder Communications with the Board of Directors

         If you wish to send communications to the Board of Directors you should mail them addressed to the intended recipient by name or position in care of:
Corporate Secretary, Cornerstone Bancorp, 1670 East Main Street, Easley, South Carolina 29640. Upon receipt of any such communications, the Corporate Secretary will determine the identity of the intended recipient and whether the communication is an appropriate shareholder communication. The Corporate Secretary will send all appropriate shareholder communications to the intended recipient. An "appropriate shareholder communication" is a communication from a person claiming to be a shareholder in the communication the subject of which relates solely to the sender's interest as a shareholder and not to any other personal or business interest.

         In the case of communications addressed to the Board of Directors, the Corporate Secretary will send appropriate shareholder communications to the Chairman of the Board. In the case of communications addressed to the independent or outside directors, the Corporate Secretary will send appropriate shareholder communications to the Chairman of the Audit Committee. In the case of communications addressed to committees of the board, the Corporate Secretary will send appropriate shareholder communications to the Chairman of such committee.

                             MANAGEMENT COMPENSATION

Processes and Procedures for Determination of Executive Officer Compensation

         As noted above under "Management - Committees of the Board of Directors
- Human Resources Committee," our Board of Directors sets executive officer compensation based on recommendations of our Human Resources Committee. We have historically followed an informal policy of providing our executive officers with a total compensation package consisting of salary, bonuses, insurance and other benefits, and stock options. The committee's objectives in recommending executive compensation are:

          o to set salaries and benefits and, from time to time, award options, at competitive levels designed to encourage our executive officers to perform at their highest levels in order to increase earnings and value to shareholders;
          o where appropriate, to award discretionary bonuses and increase salaries to reward our executive officers for performance; and
          o    to retain our key executives.

         Compensation is designed to reward our individual executive officers both for their personal performance and for performance of our Company with respect to growth in assets and earnings, expansion and increases in shareholder value. Although the Committee sets advance corporate goals which must be met for our executive officers to receive bonus compensation, it has historically assessed personal performance on a case by case basis rather than recommending specific advance goals for personal performance. The committee makes its recommendations about allocations between long-term and current compensation, allocations between cash and non-cash compensation, and allocations among various forms of compensation, in its discretion based on its subjective assessment of how these allocations will best meet our overall compensation goals outlined above.

         Components of Executive Compensation

         During 2007, executive compensation consisted primarily of three key components: base salary, short term discretionary bonus awards and stock options. We provide various additional benefits to executive officers, including health, life and disability plans, and a SIMPLE Individual Retirement Plan, all of which we provide on the same bases to all of our employees. We also provide a split dollar life insurance benefit, and very limited perquisites to our executive officers. For 2007, base salary comprised approximately 75% of total executive officer compensation, bonuses comprised approximately 14% of total executive officer compensation, option awards comprised approximately 3% of total executive officer compensation, plan benefits comprised approximately 8% of total executive officer compensation, and perquisites comprised less than one percent of total executive officer compensation. The Board of Directors based its decision to allocate executive officer compensation in this manner on its subjective assessment of how such allocation would meet our goals of remaining competitive and of linking compensation to our corporate performance and individual executive officer performance.

         Factors Considered in Setting Compensation

         Use of Market Surveys and Peer Group Data

         To remain competitive in the executive workforce marketplace, we believe it is important to consider comparative market information about compensation paid to executive officers of other financial institutions in our Upstate South Carolina market area. We want to be able to attract and retain highly skilled and talented executive officers who have the ability to carry out our short- and long-term goals. To do so, we must be able to compensate them at levels that are competitive with compensation offered by other financial institutions in our business and geographic marketplace that seek similarly skilled and talented executives. However, although we consider such information in making our decisions about compensation, we do not attempt to maintain a certain target percentile within a peer group or otherwise rely on that information to determine executive compensation. The informal market survey information we have considered in recent years is derived from proxy statements of five other publicly held financial institutions in our area.

         Other Factors Considered

         In addition to considering informal market comparisons, in setting compensation we consider each executive's knowledge and experience, skills, scope of authority and responsibilities, job performance and tenure with us as an executive officer, as well as our perception of the fairness of the compensation paid to each executive in relation to what we pay our other executive officers. The Human Resources Committee and our Board also consider recommendations from our Chief Executive Officer in setting his compensation and compensation for the other executive officers.

         We review our compensation program and levels of compensation paid to all of our executive officers annually and make adjustments based on the foregoing factors as well as other subjective factors.

         Timing of Executive Compensation Decisions

         Annual salary reviews and adjustments and bonus and option awards are routinely made in December of each year for the following year. The Committee's recommendations are presented and ratified at the next regularly scheduled Board meeting. Compensation determinations may also be made at other times during the year in the case of newly hired executives or promotions of existing employees that could not be deferred until the next annual meeting. We do not time any form of compensation award, including equity-based awards, to coincide with the release of material non-public information. Equity-based awards are generally effective on the first business day of the new year.

         Base Salaries and Bonuses

         We believe it is appropriate to set base salaries at a reasonable level that will provide our executives with a predictable income base on which to structure their personal budgets. As noted above, in setting salaries, the Human Resources Committee reviews market data about salaries paid to executives of other financial institutions in our market area. The Committee also takes into consideration the overall condition of our Company, its level of success in recent years and its goals and budget for the current year. The Board then makes a subjective determination of the salary level for each executive officer.

         The Committee recommends discretionary bonuses, as appropriate, for all employees taking into account our overall success, increase in market share, performance relative to budget and the individual executive's contribution to our success.

         The Board set total salaries and discretionary bonuses for our executives in 2007 approximately 7.6% higher than annualized 2006 levels reflecting the executives' increased responsibility for a growing company operating in a more complex environment, coupled with the demonstrated ability of the executives to deliver a high level of success. For 2007, the Human Resources Committee approved a bonus pool to be distributed among all employees, as well as a breakdown of the percentages of the total pool to be distributed among the groups of employees at the executive officer, officer and employee levels. The actual bonus for each employee was then based on the amount of the employee's annual salary relative to the salaries of the other employees at his or her level.

         Stock Options

         Our Board also sets stock option awards at levels believed to be competitive with other financial institutions and other companies of similar size in our market area and to advance our goal of retaining key executives, as well as levels believed to appropriately align the interests of management with the interests of shareholders. Since options are granted with exercise prices set at fair market value of our common stock on the date of grant, executives can only benefit from the options if the price of our stock increases. We believe the costs to our Company of granting options as opposed to paying additional cash compensation, both in terms of the impact on earnings under the new accounting rules for options and potential dilution of the outstanding common stock, are far-outweighed by the benefits provided to us in terms of providing incentives to our executive officers to increase earnings and shareholder value. We do not award options every year. In awarding options, we assess how they fit with the overall mix of compensation, and the extent to which granting them in a given year will enhance our goals of providing our employees appropriate incentives to meet our long-range goals.

         Stock options awarded to our executive officers in 2007 were at levels believed by our Board to be appropriate to keeping the interests of the executives aligned with those of the shareholders. The total number of options held by our executives is small.

         Other Benefits

         We provide our executive officers with the same health, life and long term disability insurance benefits provided to all other employees, and we make contributions to our Simple IRA plan on their behalf on the same basis as contributions are made for all other employees. We pay country club dues for one of our executive officers and provide our Chief Executive Officer and the President of the Bank each with an automobile for business use. The automobiles belong to us and our executive officers reimburse us for any personal use.

         All of the foregoing other elements of compensation awarded to our executives in 2007 were set at levels believed to be competitive with other financial institutions in South Carolina.

Employment Agreements and Split Dollar Life Insurance

         We have entered into change of control agreements with Messrs. Anthony and Garvin and Ms. Champagne. These agreements are described under - "Change of Control Agreements." As discussed in that section, the agreements provide, among other things, for payments to our executive officers upon termination of their employment after a change of control. The events set forth as triggering events for the payments were selected because they are events similar to those provided for in many employment agreements for executive officers of financial institutions throughout South Carolina. It has become increasingly common in South Carolina for community financial institutions to provide for such payments under such conditions. We believe these types of arrangements are an important factor in attracting and retaining our executive officers by assuring them financial and employment status protections in the event control of our Company changes. We believe such assurances of financial and employment protections help free executives from personal concerns over their futures, and, thereby, can help to align their interests more closely with those of shareholders in negotiating transactions that could result in a change of control.

         We have also entered into agreements relating to split dollar life insurance with each of Messrs. Anthony and Garvin and Ms. Champagne. These agreements are described under - "Split Dollar Life Insurance." These agreements provide benefits to us and to the executives' beneficiaries upon their deaths. We believe this type of agreement is an important factor in retaining our executive officers because they are required to be employed by us at death or disability, or remain employed by us until retirement, for their beneficiaries to receive benefits under the policies without having to make payments for such benefits.

         Security Ownership Guidelines and Hedging

         We do not have any formal security ownership guidelines for our executive officers or any policies regarding our executive officers' hedging the economic risk of ownership of our shares.

Executive Officer Compensation

                           Summary Compensation Table

         The following table sets forth information about compensation paid to, awarded to or earned by our President and Chief Executive Officer, the President of our Bank and our Senior Vice President and Chief Financial Officer for the year ended December 31, 2007.

        Name                                     Year       Salary     Bonus       Option      All        Total
        and                                                  ($)        ($)        Awards     Other        ($)
        Principal                                                                  ($)(1)    Compen-
        Position                                                                              sation
                                                                                             ($)(2)
                                                 ----     --------    -------      ------     -------    --------
        J. Rodger Anthony                        2007     $165,000    $29,914      $5,595     $16,243    $216,752
        President and Chief                      2006      150,000     27,143       2,638      13,888     193,669
        Executive Officer

        Ben L. Garvin                            2007     $130,000    $23,569      $5,595     $14,874    $174,038
        President of Cornerstone                 2006      125,212     22,657       2,638      12,870     163,377
        National Bank

        Jennifer M. Champagne                    2007     $115,000    $20,849      $4,276     $13,722    $153,847
        Senior Vice President                    2006      106,000     19,181       1,319       8,871     135,371
        and Chief Financial
        Officer

 (1)     The  assumptions  made in valuation  of option  awards are set forth in
         Note 1 to the Company's audited financial statements for the year ended December 31, 2007, which are included in our Form 10-KSB for the year ended December 31, 2007 and in our 2007 Annual Report to Shareholders. The amounts shown in this column are the dollar amounts recognized for financial statement reporting purposes with respect to the fiscal year in accordance with SFAS No. 123(R), and do not represent dollar amounts payable to the executives. The exercise price of these options was the fair market value of our common stock on the date of grant. The options vest in 20% increments over five years and are exercisable for a period of ten years.
(2) Includes our 2007 contributions to the Bank's SIMPLE IRA, directors' fees and imputed premiums for split dollar life insurance policies. Perquisites were less than $10,000 for each executive officer named above. Does not include medical, disability or life insurance premiums paid pursuant to plans that do not discriminate in favor of our executive officers and that are available generally to all salaried employees. Also does not include any compensation related to business use of bank-owned automobiles by Messrs. Anthony and Garvin because we believe such use is directly and integrally related to performance of their duties.

                Outstanding Equity Awards at 2007 Fiscal Year-End

         The following table sets forth information about options outstanding for our President and Chief Executive Officer, the President of our Bank and our Senior Vice President and Chief Financial Officer at December 31, 2007. We have not granted any other equity-based awards. Each executive was granted additional options to purchase 2,400 shares of common stock on January 2, 2008 at an exercise price of $12.50 per share, which are not reflected in the table.

             Name                         Number        Number           Option     Option
                                          of            of               Exercise   Expiration
                                          Securities    Securities       Price      Date
                                          Underlying    Underlying       ($)
                                          Unexercised   Unexercised
                                          Options       Options
                                               (#)             (#)
                                          Exercisable   Unexercisable(1)
                                          -----------   ----------------  -------    -----------

             J. Rodger Anthony             7,086                -            5.65    12/15/2009
                                           3,513                -            8.54      4/9/2014
                                           3,194                -            9.76      1/4/2015
                                             581            2,323           11.15      1/4/2016
                                               -            2,640           14.55      1/2/2017
                                          ------            -----
                                          14,375            4,963
                                          ======            =====

             Ben L. Garvin                 3,513                -            8.54      4/9/2014
                                           3,194                -            9.76      1/4/2015
                                             581            2,323           11.15      1/4/2016
                                               -            2,640           14.55
                                           -----            -----
                                           7,289            4,963
                                           =====            =====

             Jennifer M. Champagne         1,757                -            8.54      4/9/2014
                                           1,597                -            9.76      1/4/2015
                                             290            1,162           11.15      1/4/2016
                                               -            2,640           14.55      1/2/2017
                                           -----            -----
                                           3,644            3,802
                                           =====            =====

(1) These options vest in 20% increments over five years, beginning in January of the year following the grant date. The grant dates for the options were ten years prior to the expiration dates shown above.
(2) On March 14, 2008, Mr. Garvin exercised options to purchase 8,396 of these shares of common stock.

2003 Stock Option Plan

         In 2003 our shareholders approved a stock option plan for the benefit of our employees and directors (the "2003 Plan"). The 2003 Plan reserved 125,000 shares of common stock for issuance upon exercise of options. During 2007, options to purchase 19,200 shares of common stock were granted under the 2003 Plan. These options vest over a five year period and are exercisable for a period of ten years at the estimated fair market value on the date of grant, which was $16.00 per share. The Board of Directors declared 10% stock dividends in May 2007, 2006, 2005 and 2004, which increased the number of shares reserved for issuance under the 2003 Plan to 183,012, increased the number of shares subject to outstanding options, net of exercises, under the 2003 Plan to 84,751 shares, and changed the weighted average exercise price to $10.96 per share, all in accordance with the provisions of the 2003 Plan.

Change of Control Agreements

         We have entered into Change of Control Agreements with J. Rodger Anthony, our President and Chief Executive Officer, and Jennifer M. Champagne, our Senior Vice President and Chief Financial Officer (each referred to as an "Executive"). We had also entered into a Change of Control Agreement with Ben L. Garvin, who served as President of our Bank and as our Corporate Secretary until March 31, 2008. Upon his retirement, the agreement with Mr. Garvin terminated. The agreements automatically renew each year unless, 30 days prior to an annual anniversary date, we give notice that the agreements will not renew.

         The agreements provide that, if there is a "change of control" of our Company within five years of the date of the agreements, the Executive will be entitled to a lump sum payment equal to a multiple of his annual salary in effect at the date of termination. For Mr. Anthony, this multiple is three times his annual salary then in effect; and for Ms. Champagne, this multiple is one and one-half times her annual salary then in effect. If, however, the amount of any such lump-sum payment, plus any other amount treated as a parachute payment under Section 280G of the Internal Revenue Code equals or exceeds three times the base amount described in Section 280G of the Internal Revenue Code, then the amount due under the agreements will be adjusted to have a value for purposes of
Section 280G of three times the base amount less $100. The executive will also be entitled to any vested benefits under any retirement or benefit plan.

         Any amounts paid pursuant to the agreements will be deemed severance pay, and the Executive will not be under any duty to mitigate damages and no income received by the Executive thereafter will reduce the amount we owe the Executive.

          A "change of control" is deemed to occur under the agreements if either (i) voting control of more than 50% of the common stock of our Company is acquired, directly or indirectly, by any person or group acting in concert, (ii) we are merged with or into any other entity and we are not the surviving entity of the merger, unless our shareholders immediately prior to the merger continue to own more than 50% of the voting power of the stock of the surviving company,
(iii) voting control of more than 50% of the common stock of any of our subsidiaries by which Executive is principally employed is acquired, directly or indirectly, by any person or group acting in concert, or (iv) any of our subsidiaries by which Executive is principally employed is merged with or into another entity which is not also our subsidiary and such subsidiary is not the surviving entity of the merger, unless immediately after the merger our Company owns more than 50% of the voting power of the surviving company.

         The foregoing is merely a summary of the Change of Control Agreements and is not intended to create any rights in any person, and is qualified in its entirety by reference to such agreements, which are filed with the Securities and Exchange Commission.

Split Dollar Life Insurance

         We have purchased split dollar life insurance policies covering Messrs. Anthony and Garvin and Ms. Champagne and entered into agreements with each of them relating to these policies. We own these life insurance policies and paid for them in full when we purchased them in 2004. The agreements provide that death proceeds under the policies will be divided between us and the respective beneficiaries of Messrs. Anthony and Garvin and Ms. Champagne. If, at the time of death, Mr. Anthony is either employed by us, retired from employment with us, or has been terminated from employment with us as a result of disability before age sixty-five, his beneficiary will receive the total death proceeds under the policy, less the policy surrender value, we will receive the remainder of the proceeds (which will be at least the surrender value), and we and his beneficiary will share any interest due on the death proceeds on a pro rata basis. If, at the time of death, Mr. Garvin or Ms. Champagne is currently employed by us, retired from employment with us, or has been terminated from employment with us as a result of disability before age sixty-five, his or her beneficiary will be entitled to an amount equal to two times his or her final base salary if the death occurs on or before the insured's sixty-fifth birthday or one and one-half times his or her final base salary if the death occurs after the insured's sixty-fifth birthday, we will receive the remainder of the proceeds (which will be at least the policy surrender value), and we and his or her beneficiary will share any interest due on the death proceeds on a pro rata basis. The executive's interest fully vests upon completion of five years continuous service, or immediately upon a change of control. Messrs. Anthony and Garvin and Mrs. Champagne are already fully vested.

                            COMPENSATION OF DIRECTORS

         Directors are not paid for service as our directors. However, our directors also serve as directors of our Bank and receive fees for meetings of the Bank Board of Directors and committee meetings of the Bank Board. Our Bank paid directors $800 per board meeting in 2007. Non-management Directors were also paid $100 for each committee meeting attended in person and $25 for each committee meeting attended by telephone. Total director fees were $127,700 in

2007. See also "Organizers Stock Options" below for information about stock options granted to our original directors. In December 2007, our Bank increased director fees to be paid for 2008 to $900 per meeting, and approved the grant as of January 2, 2008 of options to purchase 1,200 shares of our common stock to each of our directors. Information about fees paid and options awarded to Messrs. Anthony and Garvin and Ms. Champagne is included in the "Option Awards" and "All Other Compensation" columns of the Summary Compensation Table.

                           2007 Director Compensation

          Name                                 Fees         Option        Total
                                              Earned        Awards         ($)
                                                or        ($)(1)(2)
                                              Paid in
                                               Cash
                                                ($)
                                              ------       --------      -------

Walter L. Brooks .....................       $11,725       $ 2,798       $14,523
T. Edward Childress, III .............        10,100         2,798        12,898
J. Bruce Gaston ......................        13,075         2,798        15,873
S. Ervin Hendricks, Jr. ..............         8,800         2,798        11,598
Joe E. Hooper ........................        12,250         2,798        15,048
Robert R. Spearman ...................        13,450         2,798        16,248
John M. Warren, Jr., M.D. ............         9,700         2,798        12,498
George I. Wike, Jr. ..................        10,200         2,798        12,998

(1) The amounts shown in this column are the dollar amounts recognized for financial statement reporting purposes with respect to the fiscal year in accordance with SFAS No. 123(R), and do not represent dollar amounts payable to the directors. The assumptions made in valuation of option awards are set forth in Note 1 to our audited financial statements for the year ended December 31, 2007, which are included in our Form 10-KSB for the year ended December 31, 2007 and in our 2007 Annual Report to Shareholders.
(2) Information about the aggregate number of options outstanding for each director is included in the footnotes to the "Security Ownership of Certain Beneficial Owners and Management" table.

Organizers' Stock Options

         On December 14, 1999, our Board of Directors, in consideration of the time and efforts of our directors in organizing our Company and our subsidiary bank and each organizing director's personally guaranteeing a portion of the organizational expenses, granted options to each organizing director to purchase up to 4,000 shares of our common stock for a purchase price of $10.00 per share, which was the price at which the common stock was sold to the public in 1999. The options became exercisable for each director one-third each year beginning on December 14, 2000 and expire on December 14, 2009, unless they terminate sooner as the result of the director's ceasing to be one of our directors, in which case the options expire six months after the holder ceases to be a director. As described in Note 17 to our Consolidated Financial Statements, our Board of Directors declared 10 percent stock dividends to shareholders of record on May 8, 2007, May 9, 2006, May 10, 2005, May 11, 2004, March 17, 2003 and
April 30, 2002. Our stock option agreements provide for appropriate adjustments of the number of outstanding stock options in the event of stock dividends and other similar stock transactions. The agreements also provide for the aggregate consideration to be paid upon exercise of the options to be proportionately adjusted following a stock dividend. Messrs. Childress, Wike and Warren have exercised their organizer's options. At December 31, 2007, directors Anthony, Brooks, Gaston, Hendricks, Hooper and Spearman each held adjusted organizers' options to purchase 7,086 shares with an exercise price of $5.64 per share.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         Our Bank, in the ordinary course of its business, makes loans to and has other transactions with our directors, officers, principal shareholders, and their immediate family members and associates. Loans are made on substantially the same terms, including rates and collateral, as those prevailing at the time for comparable transactions with other persons and do not involve more than the normal risk of collectibility or present other unfavorable features. All loans on which a director is a borrower or guarantor must be approved by our Board of Directors. Our Bank expects to continue to enter into transactions in the ordinary course of business on similar terms with directors, officers, principal stockholders, and their associates. The aggregate dollar amount of such loans outstanding at each of December 31, 2007 and 2006 was $6.4 million and $5.8 million, respectively. None of such loans have at any time been classified as nonaccrual, past due, restructured or problem loans. During 2007, $4.5 million of new loans were made and repayments totaled $3.9 million.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         As required by Section 16(a) of the Securities Exchange Act of 1934, our directors, executive officers and certain individuals are required to report periodically their ownership of our Common Stock and any changes in ownership to the Securities and Exchange Commission. Based on a review of Section 16(a) reports available to us and representations made to us by our directors and executive officers, it appears that all such reports for these persons were filed in a timely fashion during 2007, except one Form 4 for each director for options granted in 2007. The forms were filed as soon as the oversight was noted.

                        REGISTERED PUBLIC ACCOUNTING FIRM

         The  Board  has  selected   Elliott  Davis,   LLC,   Certified   Public
Accountants, with offices in Greenville, South Carolina, to serve as our independent registered public accounting firm for 2008. It is not expected that representatives from this firm will be present at the annual meeting.

         Set forth below is information about fees billed by our independent registered public accounting firm for audit services rendered in connection with the consolidated financial statements and reports for the years ended December 31, 2007 and 2006, and for other services rendered during such years, on our behalf and on behalf of the Bank, as well as all out-of-pocket expenses incurred in connection with these services, which have been billed to us.

                                        Year Ended                Year Ended
                                     December 31, 2007        December 31, 2006
                                     -----------------        -----------------
Audit Fees ..........................     $42,000                 $34,100
Audit-Related Fees ..................           0                       0
Tax Fees ............................       8,295                   3,750
All Other Fees ......................           0                       0
       Total ........................     $50,295                 $37,850
                                          =======                 =======

Audit Fees

         Audit fees include fees billed for professional services rendered for the audit of our consolidated financial statements and review of the interim condensed consolidated financial statements included in quarterly reports, and services that are normally provided by our independent registered public accounting firm in connection with statutory and regulatory filings or engagements, and attest services, except those not required by statute or regulation.

Audit-Related Fees

         Audit-related fees include fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and that are not reported under "Audit Fees." Tax Fees

         Tax fees include fees for tax compliance/preparation and other tax services. Tax compliance/preparation include fees billed for professional services related to federal and state tax compliance. Other tax services include fees billed for filing of Form 5500 for our Section 125 Flexible Spending Account benefit plan.

 All Other Fees

         All other fees include fees for all services other than those reported above.

Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors

         The Audit Committee pre-approves all audit and permitted non-audit services (including the fees and terms thereof) provided by the independent registered public accounting firm, subject to possible limited exceptions for non-audit services described in Section 10A of the Securities Exchange Act of 1934, which are approved by the Audit Committee prior to completion of the audit. The Committee may delegate to one or more designated members of the Committee the authority to pre-approve audit and permissible non-audit services, provided such pre-approval decision is presented to the full Committee at its next scheduled meeting. Prior to the performance of any services by our independent registered public accounting firm, executive management requests an estimate of the fees and an outline of the proposed services. The estimated fees are submitted in advance to the audit committee via letter directly from Elliott Davis to the chairman of the Audit Committee. At its next scheduled meeting, the Audit Committee approves the estimated fees and services expected to be provided and advises management of their decision. During 2007, all audit and permitted non-audit services were pre-approved by the Committee.

                             AUDIT COMMITTEE REPORT

         The Audit Committee of our Board of Directors has reviewed and discussed with our management our audited financial statements for the year ended December 31, 2007. Our Audit Committee has discussed with our independent auditors, Elliott Davis, LLC, the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1 AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T. Our Audit Committee has also received the written disclosures and the letter from Elliott Davis, LLC, required by Independence Standards Board Standard No. 1, (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees), as adopted by the Public Company Accounting Oversight Board in Rule 3600T, and has discussed with Elliott Davis, LLC, their independence.

         Based on their review of the consolidated financial statements and discussions with and representations from management and Elliott Davis, LLC referred to above, our Audit Committee recommended to the Board of Directors that the audited financial statements be included in our Annual Report on Form 10-KSB for fiscal year 2007, for filing with the Securities and Exchange Commission.

                Joe E. Hooper                    George I. Wike, Jr.
                J. Bruce Gaston                  S. Ervin Hendricks, Jr.
                Robert R. Spearman

         The Audit Committee Report shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934 unless we specifically incorporate it by reference into any such filing.

                                  OTHER MATTERS

         Our Board of Directors does not know of any other business to be presented at the meeting of stockholders. If matters other than those described herein should properly come before the meeting, the persons named in the enclosed form of proxy intend to vote at such meeting in accordance with their best judgment on such matters. If you specify a different choice on the Proxy, your shares will be voted in accordance with your specifications.

         Unless contrary instructions are indicated on the Proxy, all shares of stock represented by valid proxies received pursuant to this solicitation, and not revoked before they are voted, will be voted FOR the election of any or all of the nominees for directors named herein.

                              SHAREHOLDER PROPOSALS

         If you wish to submit proposals for the consideration of the shareholders at the 2009 Annual Meeting, you may do so by mailing or delivering them in writing to Jennifer M. Champagne, Senior Vice President and Chief Financial Officer at our main office, 1670 East Main Street, Easley, South

Carolina 29640. We must receive such written proposals prior to December 11, 2008, if you want us to include them, if otherwise appropriate, in our proxy statement and form of proxy relating to that meeting. If we do not receive notice of a shareholder proposal prior to February 25, 2009, the persons named as proxies in the proxy materials relating to that meeting will use their discretion in voting the proxies when the proposal is raised at the meeting.

                  AVAILABILITY OF ANNUAL REPORT ON FORM 10-KSB

         You may obtain copies of our annual report on Form 10-KSB required to be filed with the Securities and Exchange Commission for the year ended December 31, 2007, free of charge by requesting such form in writing from Jennifer M. Champagne, Chief Financial Officer, Cornerstone Bancorp, Post Office Box 428, Easley, South Carolina 29641. The Form 10-KSB is also available on the Securities and Exchange Commission's website at www.sec.gov.

                                      PROXY

                               CORNERSTONE BANCORP

               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                FOR ANNUAL MEETING OF SHAREHOLDERS - May 13, 2008

         T. Edward Childress, III, and J. Rodger Anthony, or either of them, with full power of substitution, are hereby appointed as agent(s) of the undersigned to vote as proxies for the undersigned at the Annual Meeting of Shareholders to be held on May 13, 2008, and at any adjournment thereof, as follows:

1.      ELECTION OF   FOR all nominees listed    WITHHOLD AUTHORITY
        DIRECTORS     below (except any I have   to vote for all nominees listed
                      written below)  [ ]        below  [ ]

          Three-year  terms:  Jennifer M.  Champagne,  Susan S. Jolly,  J. Bruce
               Gaston and S. Ervin Hendricks, Jr.


INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL(S) WRITE THE NOMINEE'S(S') NAME(S) ON THE LINE BELOW.

--------------------------------------------------------------------------------


2. And, in the discretion of said agents, upon such other business as may properly come before the meeting, and matters incidental to the conduct of the meeting. (Management at present knows of no other business to be brought before the meeting.)

THE PROXIES WILL BE VOTED AS INSTRUCTED. IF NO CHOICE IS INDICATED WITH RESPECT TO A MATTER WHERE A CHOICE IS PROVIDED, THIS PROXY WILL BE VOTED "FOR" SUCH MATTER.

Please sign exactly as name appears below. When signing as attorney, executor, administrator, trustee, or guardian, please give full title. If more than one trustee, all should sign. All joint owners must sign.


Dated:            ,  2008                     ---------------------------------
       -----------

                                              ---------------------------------